EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

     ADDERALL XR® - Paragraph IV Notice Update –
Second Notice Letter From Teva Pharmaceuticals USA, Inc.

Basingstoke, UK and Philadelphia, US – June 7, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) remains committed to protecting the patents which it has relating to ADDERALL XR® , its product for treatment of Attention Deficit Hyperactivity Disorder (ADHD).

Shire has received a second Paragraph IV notice letter from Teva Pharmaceuticals USA, Inc. advising of an amendment to Teva's existing ANDA for generic versions of ADDERALL XR® .. The amendment is directed to additional strengths of 5 mg, 15 mg, and 20 mg dosages. As previously announced Teva's February 2005 Paragraph IV notice letter was directed only to 10 mg and 30 mg dosages.

Shire has also previously announced the receipt of Paragraph IV notice letters advising of the filing of ANDAs for generic versions of ADDERALL XR® from Barr Laboratories, Inc., Impax Laboratories, Inc. and Colony Pharmaceuticals Inc. Shire has filed lawsuits against Barr and Impax, the first and second companies to send notice letters. Shire is currently reviewing the details of Teva’s Paragraph IV notice letter directed to 5 mg, 15 mg and 20 mg dosages. Shire has previously chosen not to sue Teva for the ANDA directed to the 10 mg and 30 mg dosages.

Barr, Impax, Colony and Teva may not launch a generic version of ADDERALL XR® before receiving final approval of their respective ANDAs from the US Food and Drug Administration (FDA). Should Barr receive a tentative approval from the FDA, it cannot lawfully launch its generic version before the earlier of the expiration of the currently pending 30-month stays or a district court decision in its favor. Neither Impax, Colony nor Teva will be able to lawfully launch a generic version of ADDERALL XR® without the necessary final approval from the FDA and the expiration of the "first to file's" exclusivity rights. The FDA may grant 180 days of generic market exclusivity to the "first to file". The Barr court case is scheduled to go to trial in January 2006. In the Barr case, the 30 month stay for the '819 patent began in January 2003 and with respect to the '300 patent it began in August 2003.

The Impax 30 month stay for the 30 mg product began in November 2003 and for the new strengths of 5 mg, 10 mg, 15 mg, 20 mg and 25 mg in December 2004. The Impax court case has been consolidated and is scheduled to go to trial in February 2006.

Registered in England 2883758 Registered Office as above

ADDERALL XR® is an important product in Shire's portfolio of treatments for ADHD and is protected by two patents which expire in 2018: Shire Laboratories' U.S. Patent No. 6,322,819 ("the '819 patent") and U.S. Patent No. 6,605,300 ("the '300 patent").

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to Health Canada's suspension of ADDERALL XR® sales in Canada and the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire’s ability to consummate and benefit from its proposed acquisition of TKT, Shire's ability to secure new products for commercialization and/or development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year to December 31, 2004.